UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2010
Citizens First Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-32041	38-3573852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

525 Water Street, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (810) 987-8300
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 13, 2010, Richard W. Stafford resigned as the Registrant’s Chief Operating Officer and Senior Vice President of Retail Banking, which resignation shall take effect on January 27, 2010. Mr. Stafford is resigning to pursue career opportunities outside of Michigan. It is currently anticipated that the various duties handled by Mr. Stafford will be divided among existing members of the Registrant’s senior management team.
     On January 13, 2010, the Registrant’s Board of Directors made a preliminary appointment of Thomas J. Young, 57, to the position of Interim Chief Financial Officer of the Registrant. The effective date of this appointment is subject to approval by the FDIC. Mr. Young currently serves as a Director of QORVAL, LLC, a Naples, Florida headquartered business advisory firm which has been retained by the Registrant to assist in the assessment of its management processes, the execution of its capital restoration plan, and its search and retention of a permanent chief financial officer. Upon approval by the FDIC, Mr. Young will perform the executive functions of chief financial officer in his capacity as a consultant employed by QORVAL, LLC and will not be employed directly by the Registrant. The services of Mr. Young will be billed to the Registrant in accordance with the terms of the Letter of Engagement executed by and between the Registrant and QORVAL, LLC on December 23, 2009.
     In his capacity as a Director of QORVAL, LLC, Mr. Young specializes in the organizational re-engineering of underperforming companies; drawing from his comprehensive experience in treasury/cash management, strategic planning, regulatory capital requirements, and acquisitions/divestitures. Mr. Young has 30 years of senior financial executive banking experience, including appointments as President, Chief Financial Officer, Chief Operating Officer, or advisor to ten Midwestern financial institutions. For the past two years, Mr. Young has worked as a part-time consultant for a Columbus, Ohio law firm with a banking practice. From July 2006 to June 2007, Mr. Young served as President of The Grange Bank, a federally chartered savings bank located in Columbus, Ohio and the wholly-owned subsidiary of Grange Mutual Casualty Company, where he coordinated with regulators on balance sheet restructuring and the sale of the institution to American Bank, a savings association with its main offices in Maryland. From January 2003 to February 2006, Mr. Young served as Senior Vice President and Chief Operating Officer of Sand Ridge Bank in Lafayette, Indiana, where he was responsible for business development, budgeting, forecasting and strategic planning for the Bank’s Lafayette region. He served for 20 years as a member of the management team of Banc One Corporation in various executive capacities, including service as regional Chief Financial Officer for the Springfield, Illinois region where he directed financial and regulatory reporting for the $1.6 billion group of five community banks, and developed profitable regional pricing strategies.
     Since the beginning of the Registrant’s last fiscal year, neither Mr. Young nor any member of his immediate family have been customers of, or have had transactions with, the Registrant or any of its affiliated subsidiaries which would be reportable under Item 404(a) of SEC Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2010	Citizens First Bancorp, Inc.
/s/ Marshall J. Campbell
	By:	Marshall J. Campbell
Chairman, President and
Chief Executive Officer